                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant                              |X|
Filed by a Party other than the Registrant           |_|

Check the appropriate box:

|_| Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
|X| Definitive Proxy Statement
|_| Definitive Additional Materials
|_| Soliciting Material under Rule 14a-12

                                 EXTENSITY, INC.
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                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box)

|X| No fee required.
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.  Title of each class of securities to which transaction applies:

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2.       Aggregate number of securities to which transaction applies:

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3.       Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
4.       Proposed maximum aggregate value of transaction:

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5.       Total fee paid:

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|_| Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

6.       Amount Previously Paid:

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7.       Form, Schedule or Registration Statement No.:

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8.       Filing Party:

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9.       Date Filed:

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

                                 EXTENSITY, INC.
                               2200 Powell Street
                                    Suite 300
                              Emeryville, CA 94608



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 31, 2002

TO THE STOCKHOLDERS OF EXTENSITY, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of EXTENSITY, INC., a Delaware corporation (the "Company"), will be held on Friday, May 31, 2002 at 9:00 a.m. local time in Conference Room D at 2200 Powell Street, Emeryville, CA 94608 for the following purposes:

1. To elect directors to serve for the ensuing year and until their successors are elected. The nominees for election are Robert A. Spinner, Sharam I. Sasson, Christopher D. Brennan, John R. Hummer, David A. Reed and Ted E. Schlein.

2. To ratify the selection of PricewaterhouseCoopers LLP as independent auditors of the Company for its fiscal year ending December 31, 2002.

3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on April 5, 2002, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.



                                        By Order of the Board of Directors

                                        /S/ KENNETH R. HAHN
                                        ----------------------------------
                                        KENNETH R. HAHN
                                        Secretary


Emeryville, California
April 15, 2002

--------------------------------------------------------------------------------
     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.
--------------------------------------------------------------------------------

                                 EXTENSITY, INC.
                               2200 Powell Street
                                    Suite 300
                              Emeryville, CA 94608


                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS

                                  May 31, 2002

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

         The enclosed proxy is solicited on behalf of the Board of Directors of Extensity, Inc., a Delaware corporation ("Extensity" or the "Company"), for use at the Annual Meeting of Stockholders to be held on May 31, 2002, at 9:00 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held in Conference Room D of 2200 Powell Street, Emeryville, CA 94608. The Company intends to mail this proxy statement and accompanying proxy card on or about April 15, 2002, to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

         The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company.

VOTING RIGHTS AND OUTSTANDING SHARES

         Only holders of record of Common Stock at the close of business on April 5, 2002 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on April 5, 2002, the Company had outstanding and entitled to vote 24,923,242 shares of Common Stock. Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

         All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

REVOCABILITY OF PROXIES

         Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 2200 Powell Street, Suite 300, Emeryville, CA 94608, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

         The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2003 annual meeting of stockholders pursuant to the Company's Bylaws is December 16, 2002. Stockholders wishing to submit proposals or director nominations that are not to be included in such proxy statement and proxy must do so not less than ninety
(90) days prior to the anniversary date of the immediately preceding annual meeting of stockholders. Stockholders are also advised to review the Company's Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

         There are six nominees for the seven Board positions presently authorized by the Board in accordance with the Company's Bylaws. The Board currently has one vacancy, which will be filled by the existing directors in accordance with the Company's Bylaws. Although seven Board positions exist, proxies may not be voted for a greater number of persons than the number of nominees named. Each director to be elected will hold office until the next annual meeting of stockholders and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal. Each nominee listed below is currently a director of the Company, all of whom have been elected by the stockholders.

                        THE BOARD OF DIRECTORS RECOMMENDS
                     A VOTE IN FAVOR OF EACH NAMED NOMINEE.

NOMINEES

         The names of the nominees and certain information about them are set forth below:

NAME                                   AGE     PRINCIPAL OCCUPATION/POSITION HELD WITH THE COMPANY
Robert A. Spinner                      44      President, Chief Executive Officer and Director
Sharam I. Sasson                       47      Chairman of the Board of Directors and Founder
Christopher D. Brennan                 45      Director of Extensity
John R. Hummer                         53      Managing Member of Hummer Winblad Venture Partners
David A. Reed                          54      Managing Partner of Causeway Capital Partners L.P.
Ted E. Schlein                         38      General Partner of Kleiner, Perkins, Caufield & Byers

         Robert A. Spinner has served as Extensity's President, Chief Executive Officer and as director since April 1999. Prior to joining Extensity, from January 1995 to January 1999, Mr. Spinner served as Senior Vice President of Worldwide Sales and International Operations at Clarify, Inc., a provider of integrated sales and service solutions for the front office. From October 1988 to December 1994, Mr. Spinner served as Director of Western Regional Sales at Sybase, Inc., a relational database management software company. Mr. Spinner has also held technical positions at Applied Data Research, Inc. and Chevron Corporation. Mr. Spinner received a B.A. in mathematics from Washington University.

         Sharam I. Sasson is the founder and Chairman of the Board of Directors of Extensity and has served as a director since our inception in 1995. Mr. Sasson served as our President and Chief Executive Officer until March 1999. Prior to founding Extensity, Mr. Sasson was an executive at Scopus Technology, a provider of enterprise customer information management systems which he co-founded in 1991. Mr. Sasson has also served as a research scientist at Lockheed Missile and Space Company and as a developer of structural modeling software at PMB/Bechtel Corporation. Mr. Sasson received a B.S. in civil engineering from Queen Mary College, University of London, an M.S. in structural engineering from City University in London, and a Masters in Engineering from the University of California at Berkeley.

         Christopher D. Brennan has served as a director of Extensity since January 2000. Mr. Brennan also serves as a director of Cintech Solutions, Inc., a creator of customer relationship management technology. From April 2000 to July of 2001, Mr. Brennan served as the President, Chief Executive Officer and a director of Mobileum, Inc., a private provider of software infrastructure platforms for wireless applications. From April 1999 to April 2000, Mr. Brennan served as Chief Financial Officer of Genesys Telecommunications Laboratories, a provider of interaction management software applications. Genesys Telecommunications Laboratories is an independent wholly-owned subsidiary of Alcatel subsequent to its acquisition in January 2000. Prior to joining Genesys, Mr. Brennan was Chief Financial Officer and Corporate Secretary of Diamond Lane Communications, a provider of digital subscriber line high speed access products, from September 1997 to April 1999. Diamond Lane was acquired by Nokia. From April 1994 to July 1997, Mr. Brennan held various senior executive positions, including President, Chief Operating Officer and Chief Financial Officer of UB Networks, a wholly-owned subsidiary of Tandem Computers that merged with Newbridge Networks. Mr. Brennan holds a B.S. in Commerce from the University of Louisville, School of Business Administration where he also serves as a member of the National Visiting Committee.

         John R. Hummer has served as a director of Extensity since January 1996. Mr. Hummer is a managing member of Hummer Winblad Venture Partners, a venture capital firm, which he co-founded in 1989. After graduating from Princeton University, Mr. Hummer played professional basketball for the Buffalo Braves and Seattle Supersonics. Mr. Hummer holds a B.A. in English from Princeton and an MBA from Stanford University.

         David A. Reed has served as a director of Extensity since April 2001. Mr. Reed is the Managing Partner of Causeway Capital Partners L.P., a private family investment partnership, which he joined in October 2000. From 1974 to September 2000, Mr. Reed held various positions with Ernst & Young LLP, an accounting firm, most recently as Senior Vice Chair - Global Accounts, Industries, Sales and Marketing. Mr. Reed serves as a director of Texas Industries, Inc., a public company, that manufactures cement and structural steel, and various private companies. Mr. Reed also serves as a Strategic Advisor to Stephens Inc., a firm specializing in investment banking, private capital management and merchant banking. Mr. Reed holds a B.B.A. from Texas Tech University.

         Ted E. Schlein has served as a director of Extensity since May 1997. Mr. Schlein is a general partner at Kleiner Perkins Caufield & Byers, a venture capital firm, which he joined in November 1996. Mr. Schlein also manages the KPCB Java Fund, formed to invest in Java technology-based companies and related Internet, intranet, networking and communications companies. Mr. Schlein is currently a director of Corio, Inc., an enterprise application service provider. From June 1986 to October 1996, Mr. Schlein served in a variety of executive positions at Symantec Corporation, a provider of Internet security technology and business management technology solutions, most recently as Vice President, Networking and Client/Server Solutions. Mr. Schlein holds a B.S. in economics from the University of Pennsylvania.

         Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the six nominees named above. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

BOARD COMMITTEES AND MEETINGS

         During the fiscal year ended December 31, 2001 the Board of Directors held four meetings and acted by unanimous written consent two times. The Board has an Audit Committee and a Compensation Committee.

         The Audit Committee meets with the Company's independent auditors at least annually to review the results of the annual audit and discuss the financial statements; recommends to the Board the independent auditors to be retained; oversees the independence of the independent auditors; evaluates the independent auditors' performance; and receives and considers the independent auditors' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee is currently composed of three directors: Messrs. Brennan, Hummer and Reed. During 2001, the Audit Committee's members were Messrs. Brennan, Hummer and Schlein. It met four times during such fiscal year and did not act by unanimous written consent. All members of the Company's Audit Committee are independent (as independence is defined in Rule 4200(a)(14) of the NASD listing standards). The Board of Directors has adopted a written Audit Committee Charter.

         The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under the Company's stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee is composed of three outside directors:
Messrs. Brennan, Hummer and Schlein. It met four times during such fiscal year and acted twice by unanimous written consent. The Board of Directors has adopted a written Compensation Committee Charter.

         During the fiscal year ended December 31, 2001, each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member, respectively.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS 1

         The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls. The Audit Committee is composed of independent directors, and acts under a written charter. Each of the members of the Audit Committee is independent as defined in Rule 4200(a)(14) of the NASD listing standards.

         The responsibilities of the Audit Committee include recommending to the Board an accounting firm to be engaged as the Company's independent accountants. Additionally, and as appropriate, the Audit Committee reviews and evaluates, and discusses and consults with Company management, Company internal audit personnel, and the independent accountants regarding the following:

         o the plan for, and the independent accountants' report on, each audit of the Company's financial statements;

         o the Company's financial disclosure documents, including all financial statements and reports filed with the SEC or sent to stockholders;

         o changes in the Company's accounting practices, principles, controls or methodologies, or in the Company's financial statements;

         o   significant developments in accounting rules;

         o the adequacy of the Company's internal accounting controls, and accounting, financial and auditing personnel; and

         The Audit Committee is responsible for recommending to the Board that the Company's financial statements be included in the Company's annual report. The Committee took a number of steps in making this recommendation for 2001. First, the Audit Committee discussed with PricewaterhouseCoopers LLP, the Company's independent accountants for 2001, those matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU
Section 380), including information regarding the scope and results of the audit. These communications and discussions are intended to assist the Audit Committee in overseeing the financial reporting and disclosure process. Second, the Audit Committee discussed PricewaterhouseCoopers' independence with PricewaterhouseCoopers and received written disclosure from PricewaterhouseCoopers concerning independence as required under Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. This discussion and disclosure informed the Audit Committee of PricewaterhouseCoopers' independence, and assisted the Audit Committee in evaluating such independence. Finally, the Audit Committee reviewed and discussed, with Company management and PricewaterhouseCoopers, the Company's audited consolidated balance sheets at December 31, 2001 and 2000, and consolidated statements of income, cash flows and stockholders' equity for the years ended December 31, 2001, 2000 and 1999. Based on the discussions with PricewaterhouseCoopers concerning the audit, the independence discussions, and the financial statement review, and such other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Board that these financial statements be included in the Company's 2001 Annual Report on Form 10-K.

         From the members of the Audit Committee:

                                              Christopher D. Brennan  (chair)
                                              John R. Hummer
                                              David A. Reed

-----------------------
1 The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 or 1934 Act.

                                   PROPOSAL 2

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS



         The Board of Directors has selected PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending December 31, 2002 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. PricewaterhouseCoopers LLP has audited the Company's financial statements since 1997. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

         Stockholder ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

         The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of PricewaterhouseCoopers LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

         AUDIT FEES. During the fiscal year ended December 31, 2001, the aggregate fees billed by PricewaterhouseCoopers LLP for the audit of the Company's financial statements for such fiscal year and for the reviews of the Company's interim financial statements was $170,595.

         FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. During the fiscal year ended December 31, 2001, PricewaterhouseCoopers LLP did not bill any fees for information technology consulting.

         ALL OTHER FEES. During fiscal year ended December 31, 2001, the aggregate fees billed by PricewaterhouseCoopers LLP for professional services other than audit and information technology consulting fees was $92,000.

         The Audit Committee has determined the rendering of all other non-audit services by PricewaterhouseCoopers LLP is compatible with maintaining the auditor's independence.

                        THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 2.

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT



         The following table sets forth certain information regarding the ownership of the Company's Common Stock as of December 31, 2001 by: (i) each nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.

                                                                          BENEFICIAL OWNERSHIP (1)

                                                                         NUMBER OF       PERCENT OF
                          BENEFICIAL OWNER                                 SHARES           TOTAL

DIRECTORS AND EXECUTIVE OFFICERS
Robert A. Spinner(2)............................................          1,204,570           4.8%
Sharam I. Sasson(3).............................................          1,652,000           6.6%
Christopher D. Brennan(4).......................................             84,333              *
John R. Hummer(5)...............................................          1,007,399           4.0%
David A. Reed(6)................................................             76,000              *
Ted. E. Schlein(7)..............................................          2,989,040          12.0%
Kenneth R. Hahn(8)..............................................            120,496              *
Elizabeth A. Ireland(9).........................................            192,578              *
Mark K. Oney(10)................................................            181,732              *
David A. Yarnold(11)............................................            217,711              *
All executive officers and directors as a group (12 persons)(12)          8,080,089          30.9%

5% STOCKHOLDERS

Berkeley International Capital Limited(13)......................          1,333,333           5.4%
Entities affiliated with Austin Marxe and David Greenhouse(14)..          4,491,970          18.1%
Entities affiliated with Kleiner Perkins Caufield & Byers(7)....          2,909,040          11.7%
Sharam I. Sasson(3).............................................          1,652,000           6.6%

--------------------------
*        Less than 1% of the outstanding shares of common stock

(1) This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 24,871,147 shares outstanding on December 31, 2001, adjusted as required by rules promulgated by the SEC.

(2) Includes 764,933 shares held by the Spinner Family Trust UA dated August 3, 1999. Also includes 10,000 shares held by the Jacqueline Nicole Spinner Trust UTA dated August 3, 1999, 10,000 shares held by the Amanda Spinner Trust UTA dated August 3, 1999 and 10,000 shares held by the Samantha Sidney Spinner Trust UTA dated August 3, 1999, as to which shares Mr. Spinner disclaims beneficial ownership. Includes 74,519 shares subject to a right of repurchase in favor of Extensity which lapses over a period of time, and 409,637 shares of our common stock issuable upon exercise of options within 60 days of December 31, 2001.

(3) Includes 1,106,378 shares held by the Sasson Family Trust U/D/T dated December 28, 1994, 225,311 shares held by the Fariba J. Sasson Annuity Trust I U/I dated October 19, 1999 and 225,311 shares held by the Sharam I. Sasson Annuity Trust I U/I dated October 19, 1999. Also includes 10,000 shares held by the DAS Trust UTA dated September 24, 1998 and 10,000 shares held by the EIS Trust UTA dated September 24, 1998, as to which shares Mr. Sasson disclaims beneficial ownership. Includes 75,000 shares issuable upon exercise of options within 60 days of December 31, 2001

(4) Includes 75,000 shares issuable upon exercise of options within 60 days of December 31, 2001.

(5) Includes 407,575 shares held by Hummer Winblad Venture Partners II, L.P. and 213,320 shares held by Hummer Winblad Venture Partners III, L.P. Mr. Hummer disclaims beneficial ownership of the shares held by funds affiliated with Hummer Winblad Venture Partners, except to the extent of his pecuniary interest therein. Mr. Hummer is the sole natural person who exercises voting and/or dispositive powers for the shares held by the entities affiliated with Hummer Winblad Venture Partners. Includes 75,000 shares issuable upon exercise of options within 60 days of December 31, 2001.

(6) Includes 75,000 shares issuable upon exercise of options within 60 days of December 31, 2001.

(7) Includes 900,010 shares held by Kleiner Perkins Caufield & Byers VIII, 72,725 shares held by KPCB Information Sciences Zaibatsu Fund II, 52,096 shares held by KPCB VIII Founders Fund and 1,884,209 shares held by KPCB Java Fund LP. Mr. Schlein disclaims beneficial ownership of the shares held by funds affiliated with Kleiner Perkins Caufield & Byers, except to the extent of his pecuniary interest therein. The following natural persons exercise voting and/or dispositive powers for the shares held by the KPCB Information Sciences Zaibatsu Fund II, L.P.:
         Brook Byers, John Doerr, James Lally, Floyd Kvamme, Bernard Lacroute, Vinod Khosla, Joseph Lacob, Kevin Compton, Doug MacKenzie and William Hearst. The following natural persons exercise voting and/or dispositive powers for the shares held by the KPCB Java Fund L.P., Kleiner Perkins Caufield & Byers VIII, L.P. and Kleiner Perkins Caufield & Byers VIII Founder's Fund, L.P.: Brook Byers, John Doerr, Vinod Khosla, Joseph Lacob, Kevin Compton, Doug MacKenzie and William Hearst. Includes 75,000 shares issuable upon exercise of options within 60 days of December 31, 2001 and 5,000 shares directly held by Mr. Schlein.

(8) Includes 64,771 shares issuable upon exercise of options within 60 days of December 31, 2001 and 19,229 subject to a right of repurchase in favor of Extensity which lapses over a period of time.

(9) Includes 88,333 shares issuable upon exercise of options within 60 days of December 31, 2001 and 3,125 shares subject to a right of repurchase in favor of Extensity which lapses over a period of time.

(10) Includes 105,355 shares issuable upon exercise of options within 60 days of December 31, 2001.

(11) Includes 130,188 shares issuable upon exercise of options within 60 days of December 31, 2001.

(12) Includes an aggregate of 1,307,743 shares issuable upon exercise of options within 60 days of December 31, 2001 and an aggregate of 146,873 shares subject to a right of repurchase in favor of Extensity which lapses over a period of time.

(13) Ronald William Green and Arthur Trueger are the sole natural persons who exercise voting and/or dispositive powers for the shares held by Berkeley International Capital Limited.

(14) Includes 2,877,270 shares owned by Special Situations Fund III, 655,100 shares owned by Special Situations Technology Fund and 959,600 shares owned by the Special Situations Cayman Fund, L.P. Austin W. Marxe and David M. Greenhouse are the principal owners of the general partnerships that control these funds and together exercise the voting and/or dispositive powers for the shares.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2001, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with; except that Eric C. Ruud, a former executive officer of the Company who resigned on July 14, 2001, failed to file one report of one transaction.

                   EXECUTIVE AND OTHER OFFICERS OF THE COMPANY

         The names of the executive and other officers of the Company and certain information about them are set forth below:


NAME                                     AGE        POSITION
Robert A. Spinner                        44         President and Chief Executive Officer and Director
Sharam I. Sasson                         47         Chairman of the Board of Directors and Founder
Kenneth R. Hahn                          35         Chief Financial Officer
Elizabeth A. Ireland                     43         Vice President of Marketing
Allen F. Nordgren                        56         Vice President of Professional Services
Mark K. Oney                             44         Vice President of Engineering
Donald E. Smith                          43         Vice President of Hosted Operations and Customer
                                                    Advocacy
David A. Yarnold                         42         Vice President of Worldwide Sales
Dr. Rick L. Spickelmier                  42         Chief Technology Officer
Jennifer H. Burt                         40         Vice President of Human Resources

         Biographical information about Messrs. Spinner and Sasson is set forth under Proposal 1 above.

         Kenneth R. Hahn was appointed Extensity's Chief Financial Officer in December 1999, has served as Vice President of Finance and Administration since January 1999 and previously served as Corporate Controller from January 1998 to January 1999. From September 1995 to December 1997, Mr. Hahn was employed as a management consultant with The Boston Consulting Group, a strategy consulting firm. Mr. Hahn attended the Stanford Graduate School of Business, where he earned an MBA and was named an Arjay Miller Scholar. Mr. Hahn also held various positions at PriceWaterhouse LLP, most recently as an Audit Manager. He received a B.A. in business administration from California State University, Fullerton and is a Certified Public Accountant and a Certified Management Accountant.

         Elizabeth A. Ireland has served as Extensity's Vice President of Marketing since January 1998. Prior to joining Extensity, Ms. Ireland was employed at MapInfo Corporation, a software company, from 1989 to October 1997, most recently as Vice President and General Manager of Internet Businesses. Additional positions held by Ms. Ireland at MapInfo Corporation include Vice President of Marketing and Business Development and Vice President of Information Products. Ms. Ireland received a B.S. in business administration from the University of South Carolina and has held a Certified Public Accountant's license.

         Allen F. Nordgren has served as Extensity's Vice President of Professional Services since November 1997. Prior to joining Extensity, Mr. Nordgren was employed from June 1996 to November 1997 at Logica, Inc., a systems integrator, as Vice President and General Manager of Western U.S. Operations. From October 1992 to May 1996, Mr. Nordgren was employed at Sybase Inc., a relational database management software company, most recently as Practice Director of Professional Services for the Northwest Region. Mr. Nordgren attended Bernard Baruch University and served four years in the U.S. Military.

         Mark K. Oney has served as Extensity's Vice President of Engineering since July 1999. Prior to joining Extensity, from May 1999 to June 1999, Mr. Oney served as the Vice President of Engineering for Ringer Software, a consumer information Internet company. From September 1998 through January 1999, Mr. Oney was a co-founder of and served as Vice President of Software Engineering for Crag Technologies, Inc., a developer and supplier of data storage solutions. Crag Technologies was acquired by Western Digital Corporation in February 1999. From July 1997 through May 1998, Mr. Oney was a co-founder of and served as Vice President of Software Engineering for Ridge Technologies, a Windows NT storage company which was acquired by Adaptec, Inc., in May 1998. Prior to founding Ridge, from May 1988 through June 1997, Mr. Oney served in a variety of engineering and management roles at Apple Computer, Inc., most recently as Director of Software Development for the PowerBook line of business. Mr. Oney received a B.S. in electrical engineering from Rochester Institute of Technology.

         Donald E. Smith has served as Extensity's Vice President of Hosted Operations since January 2000. Mr. Smith co-founded Clarify, Inc. in 1990, and held various management positions at Clarify until January 2000, including Vice President of Sales and Engineering and Director of Quality Assurance, Product Design and Customer Support. Mr. Smith received a B.S.E.E. from the University of Nebraska at Lincoln.

         David A. Yarnold has served as Extensity's Vice President of Worldwide Sales since January 2002; previously, he served as Vice President of North American Sales from January 2001 to December 2001, and Vice President of Business Development from August 1999 to January 2001. Prior to joining Extensity, from January 1996 to July 1999, Mr. Yarnold was employed at Clarify, Inc., most recently as Vice President of Northern American Sales. From January 1993 to October 1995, Mr. Yarnold served as Regional Vice President of Platinum Software Corporation, a financial software provider. Mr. Yarnold received a B.S. in accounting from San Francisco State University and has held a Certified Public Accountant's license.

         Dr. Rick L. Spickelmier has served as Extensity's Chief Technology Officer since July 2000, and prior to this position he was Extensity's Server Architect. Prior to joining Extensity, from 1990 to 1998, Dr. Spickelmier served as the Director of Development at Objectivity, a supplier of object database management systems, and from 1988 to 1990 managed CAD framework development at the University of California at Berkeley. Dr. Spickelmier holds a Ph.D. and an M.S. in Electrical Engineering and Computer Sciences from the University of California at Berkeley and a B.S. in Electrical Engineering from Oregon State University.

         Jennifer H. Burt has served as Extensity's Vice President of Human Resources since September 2000. Prior to joining Extensity, from May 2000 to September 2000, Ms. Burt served as Senior Director of Human Resources at Fatbrain, an online retailer, and from August 1985 to May 2000, at Viking Freight Inc., an overnight delivery company, she served as a Director of Human Resources.




                             EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

         Directors currently do not receive any cash compensation from the Company for their services as members of the Board of Directors. The members are, however, eligible for reimbursement for their expenses incurred in connection with attendance at Board meetings in accordance with Company policy.

         Each non-employee director of the Company is eligible to receive stock option grants under the 1996 Stock Option Plan (the "1996 Plan"). Options granted under the 1996 Plan to non-employee directors are intended by the Company not to qualify as incentive stock options under the Code.

         The exercise price of options granted under the 1996 Plan is not less than the fair market value of the Common Stock subject to the option on the date of the option grant. Options granted under the 1996 Plan to non-employee directors may be early exercised at any date after the date of the option grant, subject to the Company's repurchase rights. The term of options granted to non-employee directors under the 1996 Plan is ten years. In the event of a merger of the Company with or into another corporation or a consolidation, acquisition of assets or other change-in-control transaction involving the Company, each option either will continue in effect, if the Company is the surviving entity, or will be assumed or an equivalent option will be substituted by the successor corporation, if the Company is not the surviving entity. In the event that the successor corporation refuses to assume or substitute for each option, the options granted shall fully vest.

         Options granted to non-employee directors are at the discretion of the Board of Directors. During the last fiscal year, the Company granted options covering 25,000 shares to each non-employee director of the Company at an exercise price per share of $3.63. The Company also granted options covering 50,000 shares to one non-employee director at an exercise price per share of $6.70. The Board of Directors determined the fair market value of such Common Stock on the dates of grant was $3.63 per share and $6.70 per share respectively. As of December 31, 2001, no options had been exercised by non-employee directors under the 1996 Plan.

COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY OF COMPENSATION

         The following table shows for the fiscal years ended December 31, 2001, 2000 and 1999, compensation awarded or paid to, or earned by, the Company's Chief Executive Officer and its other four most highly compensated executive officers at December 31, 2001 (the "Named Executive Officers"):

                                         SUMMARY COMPENSATION TABLE

                                           Annual Compensation               Long-Term Compensation Awards
                                 ----------------------------------------- ----------------------------------
                                                             Other
  Name and Principal              Salary      Bonus          Annual             Securities Underlying
       Position           Year      ($)        ($)      Compensation($)              Options(#)2
------------------------ ------- ---------- ---------- ------------------- ----------------------------------
Robert A. Spinner        2001      280,305         --           --                    440,000 3
President and Chief      2000      275,000         --           --                         --
Executive Officer and    1999      210,417         --           --                  1,266,070
Director
------------------------ ------- ---------- ---------- ------------------- ----------------------------------

Kenneth R. Hahn          2001      190,000     21,875           --                    145,000 4
Chief Financial Officer  2000      168,750     48,625           --                         --
                         1999      127,500     29,000           --                     80,000
------------------------ ------- ---------- ---------- ------------------- ----------------------------------

Elizabeth A. Ireland     2001      180,000     24,600           --                    125,000 5
Vice President of        2000      178,750     49,893           --                         --
Marketing                1999      151,218     45,000           --                    110,000
------------------------ ------- ---------- ---------- ------------------- ----------------------------------

Mark K. Oney             2001      180,000     20,625           --                    115,000 6
Vice President of        2000      180,000     27,625           --                         --
Engineering              1999       78,462     20,000           --                    190,000
------------------------ ------- ---------- ---------- ------------------- ----------------------------------

David Yarnold            2001      175,000     85,000           --                    115,000 7
Vice President of        2000      206,500     62,812           --                         --
Worldwide Sales          1999       68,990         --           --                    225,000
------------------------ ------- ---------- ---------- ------------------- ----------------------------------

STOCK OPTION GRANTS AND EXERCISES

         The Company grants options to its executive officers under its 1996 Stock Option Plan (the "1996 Plan"). As of December 31, 2001, options to purchase a total of 3,614,167 shares were outstanding under the 1996 Plan and options to purchase 2,095,616 shares remained available for grant thereunder. The options have a time-based vesting provision which encourages employees to remain with the Company. In June 2001, the Company instituted an option exchange program whereby all employees were given the option to cancel certain previously granted options under the 1996 Plan and the 2000 Nonstatutory Stock Option Plan (collectively, the "Plans") in exchange for newly granted options on a one-to-one basis (the "Program"). On June 6, 2001, the Company granted under the Plans options representing 10% of the cancelled options (the "Short-Term Options") to those employees who elected to participate in the Program (the "Participants"). On December 12, 2001, the Company granted under the Plans options representing 90% of the cancelled options to the Participants. The Short-Term Options vested 100% six months after the date of grant and had a term of nine months. All options granted under the Plans, other than Short-Term Options and those options discussed in the Chief Executive Officer Compensation section below, vest 25% after the first year and on a monthly basis thereafter at a rate of 1/48th per month. All options granted under the Plans, other than Short-Term Options, have a term of ten years. In the event of a merger of the Company with or into another corporation or a consolidation, acquisition of assets or other change-in-control transaction involving the Company, each option either will continue in effect, if the Company is the

------------------------

2 Certain options granted in 2001 and listed in this column are regrants issued as replacements pursuant to an option exchange program, which is detailed above and in the Compensation Committee Report.
3 All 440,000 options are replacement grants.
4 Includes 70,000 replacement grants.
5 Includes 50,000 replacement grants.
6 Includes 40,000 replacement grants.
7 Includes 40,000 replacement grants.

surviving entity, or will be assumed or an equivalent option will be substituted by the successor corporation, if the Company is not the surviving entity. In the event that the successor corporation refuses to assume or substitute for each option, the options granted shall fully vest.

         The following tables show for the fiscal year ended December 31, 2001, certain information regarding options granted to, exercised by, and held at year end by, the Named Executive Officers:

                                             OPTION GRANTS IN LAST FISCAL YEAR

                                         INDIVIDUAL GRANTS
                            ------------------------------------------

                                           % OF TOTAL                                     POTENTIAL REALIZABLE VALUE
                             NUMBER OF       OPTIONS                                      AT ASSUMED ANNUAL RATES OF
                             SECURITIES    GRANTED TO                                    STOCK PRICE APPRECIATION FOR
                             UNDERLYING     EMPLOYEES                                          OPTION TERM
                              OPTIONS       IN FISCAL      EXERCISE         EXPIRATION   ----------------------------
NAME                         GRANTED (#)      YEAR       PRICE ($/SH)          DATE         5% ($)        10% ($)
--------------------------  ------------- ------------  --------------     ------------  -----------   --------------
Robert A. Spinner.....          44,000            1.3%      $8.82              3/6/02      $14,424        $28,675
                               396,000           12.0        2.28            12/12/11      567,816      1,438,958
Kenneth R. Hahn.......           7,000            0.2        8.82              3/6/02        2,295          4,562
                               138,000            4.1        2.28            12/12/11      197,875        501,455
Elizabeth A. Ireland..           5,000            0.1        8.82              3/6/02        1,639          3,259
                               120,000            3.6        2.28            12/12/11      172,066        436,048
Mark K. Oney..........           4,000            0.1        8.82              3/6/02        1,311          2,607
                               111,000            3.4        2.28            12/12/11      159,161        403,344
David A. Yarnold......           4,000            0.1        8.82              3/6/02        1,311          2,607
                               111,000            3.4        2.28            12/12/11      159,161        403,344


                     AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR, AND FY-END OPTION VALUES

                                                                  NUMBER OF SECURITIES
                                                                  UNDERLYING UNEXERCISED   VALUE OF UNEXERCISED
                            SHARES                                OPTIONS AT FY-END (#)    IN-THE-MONEY OPTIONS AT
                            ACQUIRED ON                           EXERCISABLE/             FY-END ($) EXERCISABLE/
NAME                        EXERCISE (#)   VALUE REALIZED ($)     UNEXERCISABLE 8, 9       UNEXERCISABLE 8, 10
------------------------   --------------  ------------------     ----------------------   -----------------------
Robert A. Spinner.....               --                  --           97,564/708,073                --/577,335
Kenneth R. Hahn.......               --                  --           59,854/144,146                  --/2,720
Elizabeth A. Ireland..               --                  --           80,833/154,167             44,708/29,292
Mark K. Oney..........               --                  --           37,271/174,396             14,591/51,142
David A. Yarnold......               --                  --           44,903/182,597            42,498/124,002


------------------------------
8 Reflects shares vested and unvested at December 31, 2001. Certain options granted under the 1996 Plan are immediately exercisable, but are subject to the Company's right to repurchase unvested shares on termination of employment.
9 Includes both "in-the-money" and "out-of-the-money" options. "In-the-money" options are options with exercise prices below the market price of the Company's Common Stock at December 31, 2001.
10 Fair market value of the Company's Common Stock at December 31, 2001 ($2.18) minus the exercise price of the options.

EMPLOYMENT SEVERANCE AND CHANGE OF CONTROL AGREEMENTS

         In February 1999, the Company and Mr. Spinner entered into an employment agreement providing that, if Mr. Spinner's employment is terminated without cause or constructively terminated, he will be entitled to receive, as severance, six months continuation of salary. Furthermore, pursuant to the employment agreement, in the event that Mr. Spinner's employment is terminated without cause or constructively terminated within one year of an acquisition of the Company or similar corporate event, 50% of the then remaining unvested portion of the 1,266,070 options granted to Mr. Spinner in conjunction with his initial employment will become fully vested.

         In July 1999, the Company and Mr. Oney entered into an employment agreement providing that in the event that Mr. Oney's employment is terminated without cause or constructively terminated within one year of an acquisition of the Company or similar corporate event, Mr. Oney will be entitled to receive, as severance, six months continuation of salary and six months of accelerated vesting of Mr. Oney's then remaining unvested stock and options.

         In August 1999, the Company and Mr. Yarnold entered into an employment agreement providing that in the event that Mr. Yarnold's employment is terminated without cause or constructively terminated within one year of an acquisition of the Company or similar corporate event, Mr. Yarnold will be entitled to receive, as severance, six months continuation of salary and nine months of accelerated vesting of Mr. Yarnold's then remaining unvested stock and options.



         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                          ON EXECUTIVE COMPENSATION 11

         The Compensation Committee is currently composed of three outside directors: Messrs. Brennan, Hummer and Schlein. The Compensation Committee is responsible for establishing the Company's compensation programs for all employees, including executives. For executive officers, the Compensation Committee evaluates performance and determines compensation policies and levels.

         COMPENSATION PHILOSOPHY

         The goals of the compensation program are to align compensation with business objectives and performance and to enable the Company to attract and retain the highest quality executive officers and other key employees, reward them for the Company's progress and motivate them to enhance long-term stockholder value. Key elements of this philosophy are as follows:

               o The Company pays competitively with comparable technology companies, both inside and outside its industry, with which the Company competes for talent. To ensure that compensation is competitive, the Company compares its practices with software companies and sets its parameters based on this comparison.

               o The Company maintains short to long-term incentive opportunities sufficient to provide motivation to achieve specific operating goals and to generate rewards that bring total compensation to competitive levels.

               o The Company provides significant equity-based incentives for executives and other key employees to ensure that they are motivated over the long-term to respond to the Company's business challenges and opportunities as owners and not just as employees.

         BASE SALARY. The Compensation Committee annually reviews each executive officer's base salary. When reviewing base salaries, the Compensation Committee considers individual and corporate performance, levels of responsibility, prior experience, breadth of knowledge and competitive pay practices. Except for one executive officer,

--------------------------------
11 With the exception of the material contained in the Option Repricing Information section, the material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 Act or 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

base salaries for all executive officers remained unchanged for fiscal 2001 compared to fiscal 2000. The one increase was due solely to keep that executive base salary within the range of competitive salaries for comparable companies.

         Thc Company has also adopted the Management By Objective Bonus Plan (the "MBO Bonus Plan") for employees of the Company, including all executive officers. Cash bonuses are paid on a quarterly basis based upon achievement of certain specified corporate goals and individual goals. The Compensation Committee determines the amount of bonus to be paid on an individual basis.

         Amounts reflected as "bonuses" in the "Summary Compensation Table" above, were paid based on the criteria set forth in the MBO Bonus Plan.

         LONG-TERM INCENTIVES. The Company's long-term incentive program consists of the 1996 Stock Option Plan (the "1996 Plan") and the 2000 Nonstatutory Stock Option Plan (the "Nonstatutory Plan"). In fiscal 2001, the Company granted 825,000 stock options to its executive officers under the 1996 Plan, and no shares have been awarded under the Nonstatutory Plan. The Compensation Committee awarded these grants in order to provide significant links between executive compensation and stockholder interests. Such grants were intended to provide incentive to successfully achieve certain specified revenue and profitability targets and to maximize stockholder value over the next several years. The 1996 Plan utilizes a combination of vesting plans designed to enhance the long-term goals of the Company. The options have a time-based vesting provision which encourages employees to remain with the Company. Except for certain options granted to the Chief Executive Officer as discussed below, the 1996 Plan options vest 25% after the first year and on a monthly basis thereafter at a rate of 1/48th per month, which the Company believes provides a strong incentive for employees to remain with the Company.

         Future grants will be made under both the 1996 Plan and the Nonstatutory Plan. Employees are also allowed to participate in the Company's Employee Stock Purchase Plan (the "ESPP").

         CORPORATE PERFORMANCE AND CHIEF EXECUTIVE OFFICER COMPENSATION

         Mr. Spinner's base salary and bonus are based on the Company achieving several key objectives. For fiscal year 2001, these objectives included achieving specified financial performance for the Company, the successful transition to new technology and an increase in market share. Mr. Spinner's base salary during fiscal 2001 as President and Chief Executive Officer was $280,305. Mr. Spinner was also eligible for a $100,000 performance bonus. Mr. Spinner requested, however, that he not be considered for this bonus for the 2001 fiscal year. In fiscal 2001, Mr. Spinner received 440,000 option regrants, replacing previously cancelled stock options, for 440,000 shares of Common Stock. The vesting commencement date of these grants is January 1, 2003, and these options shall vest monthly over a twenty four month period following the vesting commencement date. These replacement grants were issued pursuant to the Option Exchange Program, which is detailed in the Compensation of Executive Officers section above and in the Option Repricing Information section below.

         LIMITATION ON DEDUCTION OF COMPENSATION PAID TO CERTAIN EXECUTIVE OFFICERS

         Section 162(m) of the Internal Revenue Code (the "Code") limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code.

         The statute containing this law and the applicable regulations offer a number of transitional exceptions to this deduction limit for pre-existing compensation plans, arrangements and binding contracts. As a result, the Compensation Committee believes that at the present time it is quite unlikely that the compensation paid to any Named Executive Officer in a taxable year which is subject to the deduction limit will exceed $1 million. Therefore, the Compensation Committee has not yet established a policy for determining which forms of incentive compensation awarded to its Named Executive Officers shall be designed to qualify as "performance-based compensation." The Compensation Committee intends to continue to evaluate the effects of the statute and regulations and to comply with Code Section 162(m) in the future to the extent consistent with the best interests of the Company.

         OPTION REPRICING INFORMATION

         The Company believes a cornerstone of its success has been the retention and motivation of its employees through the Company's long-term incentive program, which includes the 1996 Plan and the Nonstatutory Plan (collectively, the "Plans"). Many of the outstanding options under the Plans, however, had exercise prices that were significantly higher than the then current market price of the Company's Common Stock. Accordingly, these options no longer provided the intended long-term incentive and the Company determined it was appropriate to offer an exchange program.

         In June 2001, the Company instituted an option exchange program whereby all employees were given the option to cancel certain previously granted options in exchange for newly granted options on a one-to-one basis (the "Program"). On June 6, 2001, the Company granted under the Plans options representing 10% of the cancelled options (the "Short-Term Options") to those employees who elected to participate in the Program (the "Participants"). On December 12, 2001, the Company granted under the Plans options representing 90% of the cancelled options to the Participants. All options granted under the Program have an exercise price equal to the market price of the Company's Common Stock on the date of grant. The Short-Term Options vested 100% six months after the date of grant and had a term of nine months. All options granted under the Program, other than Short-Term Options, vest 25% after the first year and on a monthly basis thereafter at a rate of 1/48th per month. All options granted under the Program, other than Short-Term Options, have a term of ten years.

         The table on the following page shows certain information concerning the repricing of options received by executive officers under the Program since the Company's Initial Public Offering.

                                                TEN YEAR OPTION REPRICINGS

                                                                                                                 LENGTH OF
                                              NUMBER OF         MARKET                                           ORIGINAL
                                             SECURITIES        PRICE OF         EXERCISE                          OPTION
                                             UNDERLYING        STOCK AT         PRICE AT           NEW             TERM
                                               OPTIONS          TIME OF         TIME OF         EXERCISE         REMAINING
                                              REPRICED         REPRICING       REPRICING          PRICE         AT DATE OF
             NAME                 DATE           (#)              ($)             ($)              ($)           REPRICING
------------------------------ ----------- ---------------- ---------------- --------------- ---------------- ----------------
Robert A. Spinner                6/6/01         44,000           8.82              14.50          8.82             9.25 years
President and                   12/12/01       396,000           2.28              14.50          2.28             8.75 years
Chief Executive Officer

------------------------------------------------------------------------------------------------------------------------------
Kenneth R. Hahn                  6/6/01         2,500            8.82               9.00          8.82              8.5 years
Chief Financial Officer          6/6/01         4,500            8.82              14.50          8.82             9.25 years
                                12/12/01       22,500            2.28               9.00          2.28                8 years
                                12/12/01       40,500            2.28              14.50          2.28             8.75 years

------------------------------------------------------------------------------------------------------------------------------
Elizabeth A. Ireland             6/6/01         5,000            8.82              14.50          8.82             9.25 years
Vice President of               12/12/01       45,000            2.28              14.50          2.28             8.75 years
Marketing

------------------------------------------------------------------------------------------------------------------------------
Allen F. Nordgren                6/6/01         4,500            8.82              14.50          8.82             9.25 years
Vice President of
Professional Services           12/12/01       40,500            2.28              14.50          2.28             8.75 years

------------------------------------------------------------------------------------------------------------------------------
Mark K. Oney                     6/6/01         3,000            8.82              29.75          8.82                9 years
Vice President of                6/6/01         1,000            8.82               6.23          8.82              9.5 years
Engineering                     12/12/01       27,000            2.28              29.75          2.28              8.5 years
                                12/12/01        9,000            2.28               6.23          2.28                9 years

------------------------------------------------------------------------------------------------------------------------------
Donald E. Smith                  6/6/01         9,000            8.82               9.00          8.82              8.5 years
Vice President of Hosted         6/6/01         3,000            8.82              29.75          8.82                9 years
Operations and Customer          6/6/01         2,000            8.82              14.50          8.82             9.25 years
Advocacy                        12/12/01       81,000            2.28               9.00          2.28                8 years
                                12/12/01       27,000            2.28              29.75          2.28              8.5 years
                                12/12/01       18,000            2.28              14.50          2.28             8.75 years

------------------------------------------------------------------------------------------------------------------------------
David A. Yarnold                 6/6/01         3,000            8.82              29.75          8.82                9 years
Vice President of                6/6/01         1,000            8.82              14.50          8.82             9.25 years
Worldwide Sales                 12/12/01       27,000            2.28              29.75          2.28              8.5 years
                                12/12/01         9,000           2.28              14.50          2.28             8.75 years

------------------------------------------------------------------------------------------------------------------------------

         CONCLUSION

         Through the plans described above, a significant portion of the Company's executive compensation program, including Mr. Spinner's compensation, is contingent on Company performance, and realization of benefits is closely linked to increases in long-term stockholder value. The Company remains committed to this philosophy of pay for performance, recognizing that the competitive market for talented executives and the volatility of the Company's business may result in highly variable compensation for a particular time period.

         From the members of the Compensation Committee:


                                               Christopher D. Brennan
                                               John R. Hummer
                                               Ted E. Schlein

PERFORMANCE MEASUREMENT COMPARISON (1)

         The following graph shows the total stockholder return of an investment of $100 in cash on January 27, 2000 for (i) the Company's Common Stock, (ii) the JP Morgan H&Q Technology Index and (iii) the Nasdaq Stock Market - U.S. Index. All values are calculated as of the end of each calendar month during 2000 and 2001:

                                EXTENSITY, INC.
                        JPMORGAN H & Q TECHNOLOGY INDEX
                        NASDAQ STOCK MARKET - U.S. INDEX

                              [PERFORMANCE GRAPH]

JPMorgan H&Q Stock Indices:
2002 Proxy Performance Graph Data

MONTHLY DATA SERIES
SCALED PRICES:  Stock and index prices scaled to 100 at 1/27/00

                                    JPMorgan          Nasdaq
   DATES      Extensity, Inc.    H&Q Technology  Stock Market - U.S.
  -------     ---------------    --------------  -------------------
  1/27/00           100                 100              100
   Jan-00        289.38               98.00            97.52
   Feb-00        362.50              125.26           116.07
   Mar-00        240.00              115.55           113.67
   Apr-00         61.25              103.07            95.61
   May-00         85.94               90.62            84.08
   Jun-00        171.25              103.79            98.84
   Jul-00         80.94               97.15            93.48
   Aug-00        112.50              114.27           104.53
   Sep-00        105.00              101.90            90.95
   Oct-00         63.75               92.62            83.48
   Nov-00         39.06               66.30            64.32
   Dec-00         30.08               66.22            60.90
   Jan-01         38.13               75.72            68.29
   Feb-01         44.06               54.08            52.87
   Mar-01         29.69               46.31            45.46
   Apr-01         39.75               55.18            52.24
   May-01         45.30               52.30            52.18
   Jun-01         50.50               51.62            53.58
   Jul-01         20.25               48.32            50.17
   Aug-01         25.20               42.99            44.71
   Sep-01         14.00               33.81            37.17
   Oct-01         11.00               38.75            41.94
   Nov-01         10.20               45.07            47.91
   Dec-01         10.90               45.77            48.33

(1) This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

                              CERTAIN TRANSACTIONS

         At December 31, 2001, the Company had loans outstanding in the principal amount of $250,000.00 to Mr. Smith and $94,999.50 to Mr. Oney, each of whom are executive officers of the Company. Mr. Smith's loan was entered into in January 2000 and Mr. Oney's loan was entered into in August 1999. The loans were entered into for the purpose of assisting each such officer with the early exercise of certain of their stock option grants. Each such loan is evidenced by a full recourse promissory note secured either by shares of the Company's Common Stock or other collateral securing each such loan valued in excess of the principal balance of each such loan. Interest on Mr. Smith's loan is compounded semiannually at a rate of 6.12% per annum. Interest on Mr. Oney's loan is compounded semiannually at a rate of 5.87% per annum. Since the commencement of fiscal 2001, the largest aggregate indebtedness of Mr. Smith and Mr. Oney under such loans was $281,335 and $108,927, respectively, including principal and accrued interest.

         The Company has entered into indemnity agreements with certain officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements such officer or director may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under Delaware law and the Company's Bylaws.

                                  OTHER MATTERS

         The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                            By Order of the Board of Directors

                                            BY /S/ KENNETH R. HAHN
                                            ----------------------
                                            KENNETH R. HAHN
                                            Secretary



April 15, 2002


DELIVERY OF THIS PROXY STATEMENT

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more security holders sharing the same address by delivering a single proxy statement addressed to those security holders. This process, which is commonly referred to as "householding," potentially means extra convenience for securityholders and cost savings for companies.

This year, a number of brokers with account holders who are Extensity, Inc. stockholders may be "householding" our proxy materials. A single proxy statement would be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement, please notify your broker, direct your written request to Corporate Secretary, Extensity, Inc., 2200 Powell Street, Suite 300 Emeryville, CA 94608 or contact Kenneth R. Hahn at (510) 594-5755.

Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request "householding" of their communications should contact their broker.


A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2001 IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: CORPORATE SECRETARY, EXTENSITY, INC., 2200 POWELL STREET, SUITE 300, EMERYVILLE, CA 94608.

                                                    ----------------------------
                                                    COMPANY #
                                                    ----------------------------
                                                    ----------------------------
                                                    CONTROL #
                                                    ----------------------------

                                 EXTENSITY, INC.
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 31, 2002

         The undersigned hereby appoints Robert A. Spinner and Kenneth R. Hahn, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Extensity, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Extensity, Inc. to be held in Conference Room D at 2200 Powell Street, Emeryville, California on Friday, May 31, 2002 at 9:00 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

         UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

                          (Please Sign on Reverse Side)

                         PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF STOCKHOLDERS
                                 EXTENSITY, INC.

                                  MAY 31, 2002

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Extensity, Inc., 2200 Powell Street, Suite 300, Emeryville, California 94608.

-----------------PLEASE DETACH HERE AND MAIL IN ENVELOPE PROVIDED---------------

MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW.

PROPOSAL 1: To elect directors to hold office until the 2003 Annual Meeting of Stockholders and until their successors are elected.

|_|  FOR all nominees listed below         |_|  WITHHOLD AUTHORITY to vote for
     (except as marked to the contrary          all nominees listed below.
     below).

NOMINEES:  Robert A. Spinner, Sharam I. Sasson, Christopher D. Brennan,
           John R. Hummer, David A. Reed and Ted E. Schlein

TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE(S) WRITE SUCH NOMINEE(S)' NAME(S)
BELOW:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 2.

PROPOSAL 2: To ratify selection of PricewaterhouseCoopers LLP as independent auditors of the Company for its fiscal year ending
            December 31, 2002.

            |_|   FOR      |_|   AGAINST     |_|   ABSTAIN

Signature(s)                                                               Dated
            ---------------------- ----------------------------------------

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON. IF THE STOCK IS REGISTERED IN THE NAMES OF TWO OR MORE PERSONS, EACH SHOULD SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS AND ATTORNEYS-IN-FACT SHOULD ADD THEIR TITLES. IF SIGNER IS A CORPORATION, PLEASE GIVE FULL CORPORATE NAME AND HAVE A DULY AUTHORIZED OFFICER SIGN, STATING TITLE. IF SIGNER IS A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.